                                                               EXHIBIT (1)(c)
STATE DEPARTMENT OF ASSESSMENTS
         AND TAXATION
     APPROVED FOR RECORD
     6-5-95 at 2:57 p.m.


                             AIM EQUITY FUNDS, INC.
                             ARTICLES OF AMENDMENT

                 AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: In Article FIFTH, paragraph (a) of the Corporation's Articles of Incorporation (the "Charter"), the seven hundred fifty million (750,000,000) shares of AIM Weingarten Fund shall be redesignated as the AIM Weingarten Fund Class A Shares, the seven hundred fifty million (750,000,000) shares of AIM Constellation Fund shall be redesignated as the AIM Constellation Fund Class A Shares, the seven hundred fifty million (750,000,000) shares of AIM Charter Fund shall be redesignated as the AIM Charter Fund Class A Shares, and the seven hundred fifty million (750,000,000) shares of AIM Aggressive Growth Fund shall be redesignated as the AIM Aggressive Growth Fund Class A Shares.

                 SECOND: A majority of the entire Board of Directors of the Corporation has duly adopted resolutions in which was set forth the foregoing amendment (the "Amendment") to the Charter.


--------------------------------------------------------------------------------


                              STATE OF MARYLAND
                              -----------------

I hereby certify that this is a true and complete copy of the 3 page document on file in this office, DATED: 6-5-95.

                STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:  /s/ ILLEGIBLE, Custodian.
This stamp replaces our previous certification system.  Effective: 6/95

--------------------------------------------------------------------------------

                 THIRD: This Amendment is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                 The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

                 IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and witnessed by its Secretary on June 5, 1995.

                                                AIM EQUITY FUNDS, INC.

Witness:


/s/ CAROL F. RELIHAN                            By: /s/ ROBERT H. GRAHAM
---------------------------                         ------------------------
Secretary                                                 President



(SEAL)





                                      2